EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 24, 2013
Contact: Patti McKee
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7223

ViewPoint Financial Group, Inc. Reports First Quarter 2013 Earnings,
Continues Success of Commercial Loan Growth Strategy

PLANO, Texas, April 24, 2013 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced first quarter net income of $8.1 million, an increase of $986,000, or 13.9%, from the quarter ended March 31, 2012. Compared to the fourth quarter of 2012, net income declined by $2.3 million, or 22.2%. Basic and diluted earnings per share of $0.21 for the quarter ended March 31, 2013, declined by $0.01 from basic and diluted earnings per share of $0.22 for the quarter ended March 31, 2012. Compared to the fourth quarter of 2012, basic and diluted earnings per share declined by $0.07 and $0.06, respectively, from basic and diluted earnings per share of $0.28 and $0.27.

First Quarter 2013 Results

•
Continued success in commercial loan growth strategy: Our commercial loan portfolio, consisting of commercial real estate and commercial and industrial loans, provided solid growth as we continue to shift our focus to commercial lending. The commercial loan portfolio totaled $1.20 billion at March 31, 2013, up $81.6 million, or 7.3%, from December 31, 2012, and up $505.6 million from March 31, 2012.

•
Linked quarter decline in Warehouse Purchase Program loans: The average balance of Warehouse Purchase Program loans declined $170.4 million, or 18.8%, from the fourth quarter of 2012. Compared to the first quarter of 2012, Warehouse Purchase Program loans increased by $100.7 million, or 15.8%.

•
Net interest margin increased by 34 basis points compared to first quarter 2012: Due to changes in the earning asset mix and lower deposit and borrowing rates, the net interest margin increased by 34 basis points to 3.64% for the three months ended March 31, 2013, compared to 3.30% for the same period in 2012. Compared to fourth quarter 2012, the net interest margin decreased by 13 basis points from 3.77%.

•	Net charge-offs decline: Net charge-offs totaled $292,000 for the first quarter of 2013, down from $1.8 million and $359,000, respectively, for the quarters ended December 31, 2012 and March 31, 2012.

•
Strong capitalization and continued dividend performance: Tangible common equity grew to $499.8 million, or 15.0% of tangible assets, at March 31, 2013, compared to $489.6 million, or 13.5% of tangible assets, at December 31, 2012 . The Company declared a quarterly cash dividend of $0.10 per common share to be paid in May 2013.

"ViewPoint has continued to execute on our transformation to a commercial bank," said President and CEO Kevin Hanigan. “Our lending teams produced outstanding commercial loan growth in this highly competitive environment, and the investment we made last year in commercial lending talent is paying off."

Financial Highlights

	At or For the Quarters Ended
	March	December	March
(unaudited)	2013	2012	2012
	(Dollars in thousands, except per share amounts)
Net interest income	$28,525	$31,528	$23,490
Provision (credit) for loan losses	883	(17)	895
Non-interest income	5,859	6,494	6,730
Non-interest expense	20,873	21,705	18,452
Income tax expense	4,570	5,973	3,801
Net income	$8,058	$10,361	$7,072

Basic earnings per common share	$0.21	$0.28	$0.22
Weighted average common shares outstanding - basic	37,529,793	37,460,539	31,545,748
Estimated Tier 1 risk-based capital ratio[1]	19.56%	21.67%	25.22%
Tangible common equity to tangible assets - Non-GAAP [2]	14.95%	13.48%	13.53%
Net interest margin	3.64%	3.77%	3.30%

1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. The decline in our March 2013 ratio is primarily the result of a risk weighting change from 50% to 100% on our Warehouse Purchase Program loans.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	March	December	March
(unaudited)	2013	2012	2012
	(Dollars in thousands)
Net interest income	$28,525	$31,528	$23,490
Net interest margin	3.64%	3.77%	3.30%
Selected average balances:
Total earning assets	$3,134,030	$3,341,960	$2,844,466
Total loans	2,405,825	2,556,806	1,859,751
Total securities	674,109	734,598	950,906
Total deposits	2,160,363	2,180,354	1,918,594
Total borrowings	590,238	770,627	610,255
Total non-interest-bearing demand deposits	367,217	358,707	213,220
First quarter net interest income was $28.5 million, a $5.0 million increase from the first quarter of 2012 and a $3.0 million decrease from the fourth quarter of 2012. The increase from the first quarter of 2012 was primarily due to a $6.1 million increase in interest income on loans, as the average balance of loans increased by $546.1 million, or 29.4%. The increase in average loan balances was primarily driven by a $470.5 million increase in average commercial real estate and commercial and industrial loans (which includes the impact of loans acquired in the Highlands acquisition) and a $76.5 million increase in average loans held for sale. Interest income for the first quarter of 2013 did not include the full impact of $72.6 million in commercial real estate and commercial and industrial loans that were originated during the last week of March 2013 and had an allocated provision expense at March 31, 2013.

Accretion of interest associated with the Highlands acquisition, which was completed on April 2, 2012, contributed $945,000 to the increase in interest income on loans from the first quarter of 2012. The increase in interest income on loans in the first quarter of 2013 compared to the same period last year was partially offset by a $2.0 million decline in interest income earned on securities, as the average balance of the securities portfolio decreased by $276.8 million, or 29.1%, for the first quarter of 2013 compared to the same period in 2012. The decline in the securities portfolio was due to the sale of securities and normal paydowns.
The decrease in net interest income for the current period compared to the fourth quarter of 2012 was primarily due to a $2.9 million decrease in interest income earned on loans, driven primarily by a lower average balance in loans held for sale and lower yields earned on all loan portfolios. The decline in net interest income from the fourth quarter of 2012 was partially offset by a $39.8 million increase in average commercial loans (including commercial real estate and commercial and industrial balances.) The average balance in loans held for sale decreased by $170.4 million, or 18.8%, for the first quarter of 2013, compared to the fourth quarter of 2012. Additionally, the average yield earned on loans decreased by 15 basis points, to 5.05% for the first quarter of 2013, compared to 5.20% for the fourth quarter of 2012.
Interest expense for the first quarter of 2013 decreased by $992,000, or 16.9%, compared to the first quarter of 2012, primarily due to lower interest expense paid on deposits. The average rate paid on interest-bearing demand deposits declined by 54 basis points to 0.40% for the quarter ended March 31, 2013, from 0.94% for the quarter ended March 31, 2012, resulting in a $638,000 decrease in interest expense. Additionally, interest expense on time accounts decreased by $261,000, resulting from a $22.0 million decline in the average balance during the quarter ended March 31, 2013, compared to the same period in 2012, and a 17 basis point decline in the average rate for the comparable periods. Deposit costs have continued to decline due to rate reductions in Absolute Checking and other interest-bearing accounts. Compared to the fourth quarter of 2012, interest expense remained relatively flat, declining by $59,000, or 1.2%.
The net interest margin for the first quarter of 2013 was 3.64%, a 34 basis point increase from the first quarter of 2012 and a 13 basis point decrease from the fourth quarter of 2012. The increase in the net interest margin for the first quarter of 2013 compared to the same period last year was primarily attributable to changes in the earning asset mix, lower deposit and borrowing rates paid and 11 basis points of accretion of interest related to the Highlands acquisition. The decrease in the net interest margin compared to the fourth quarter of 2012 was primarily attributable to lower yields earned on commercial real estate and commercial and industrial loans, as well as the decline in the balance of loans held for sale.

Non-interest Income

First quarter non-interest income was $5.9 million, an $871,000 decrease from the first quarter of 2012 and a $635,000 decrease from the fourth quarter of 2012. The decrease from the first quarter of 2012 was primarily attributable to a $2.2 million gain on the sale of mortgage loans in the 2012 period, with no comparable gain in the 2013 period due to the sale of our mortgage loan company, ViewPoint Mortgage ("VPM"), in the third quarter of 2012. The decrease from the fourth quarter of 2012 was primarily due to a $1.3 million decline in service charges and fees, which was driven by commercial loan prepayment penalty fees collected in the fourth quarter of 2012 that were not repeated in the first quarter of 2013, as well as a decline in Warehouse Purchase Program fee income as volume declined in that loan portfolio.

These decreases were partially offset by increases in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes recognized in the first quarter of 2013 and the fourth quarter of 2012 of $784,000 and $388,000, respectively.

Non-interest Expenses

First quarter non-interest expense was $20.9 million, a $2.4 million increase from the first quarter of 2012 and a $832,000 decrease from the fourth quarter of 2012. The increase in non-interest expense compared to the first quarter of 2012 was primarily due to a $1.2 million increase in salary and benefits expense, as a result of adding experienced staff through the Highlands acquisition, as well as new hires. This increase was partially offset by salary and benefits savings resulting from the sale of VPM. Compared to the first quarter of 2012, occupancy and equipment expense increased primarily due to the impact of the Highlands acquisition, while data processing and advertising expense increased as we continue the focus to improve our franchise value by investing in marketing, branding awareness and technology.

The $832,000 decrease in non-interest expense for the first quarter of 2013 compared to the fourth quarter of 2012 reflected decreases in most non-interest expense categories. In the fourth quarter of 2012, the Company increased its performance-based compensation resulting from improvements in all performance metrics, which led to higher salary expense for that period, as well as lower health care costs in the first quarter of 2013 compared to the fourth quarter of 2012.

Financial Condition

Total loans held for investment increased by $54.3 million, or 3.2%, from December 31, 2012, reflecting a 39.5% increase from March 31, 2012. Loans held for sale decreased by $303.2 million, or 28.6%, from December 31, 2012. Compared to March 31, 2012, loans held for sale increased by 3.1%. Compared to December 31, 2012, commercial real estate loans increased by $57.6 million, or 6.9%, reflecting a 43.8% increase from March 31, 2012, while commercial and industrial loans increased by $23.9 million, or 8.6%, reflecting a 330.2% increase from March 31, 2012. Commercial real estate and commercial and industrial loans increased a combined 72.8% from the same period last year and a combined 7.3% compared to the fourth quarter of 2012.

Total deposits increased by $35.3 million, or 1.6%, to $2.21 billion at March 31, 2013, from $2.18 billion at December 31, 2012. On a year over year basis, deposits increased by $279.5 million, or 14.5%, which includes the impact of deposits acquired from Highlands. Non-interest-bearing demand and savings and money market deposits increased by $35.0 million and $8.0 million, respectively, compared to December 31, 2012, which was partially offset by decreases of $6.8 million in interest-bearing demand deposits and $843,000 in time deposits.

Total shareholders' equity increased by $10.1 million, or 1.9%, to $531.0 million at March 31, 2013, from $520.9 million at December 31, 2012. The Company's tangible common equity ratio was 15.0% at March 31, 2013, an increase of 147 basis points from December 31, 2012 and an increase of 142 basis points from March 31, 2012.

Credit Quality

	At or For the Quarters Ended
	March	December	March
(unaudited)	2013	2012	2012
	(Dollars in thousands)
Net charge-offs	$292	$1,767	$359
Net charge-offs/Average loans held for investment	0.07%	0.43%	0.12%
Provision (credit) for loan losses	$883	$(17)	$895
Non-performing loans ("NPLs")	27,721	27,203	22,427
NPLs/Total loans held for investment [1]	1.59%	1.61%	1.79%
Non-performing assets ("NPAs")	$29,226	$29,104	$24,448
NPAs/Total assets	0.87%	0.79%	0.80%
NPAs/Loans held for investment and foreclosed assets	1.67	1.72	1.94
Allowance for loan losses	$18,642	$18,051	$18,023
Allowance for loan losses/Total loans held for investment [1]	1.07%	1.07%	1.43%
Allowance for loan losses/Total loans held for investment excluding acquired loans [2]	1.19	1.23	1.43
Allowance for loan losses/NPLs [1]	67.25	66.36	80.36

1 The March 2013 and December 2012 quarters reflect the impact of loans acquired in the Highlands acquisition, which were initially recorded at fair value, with no allocated allowance for loan losses.
2 For this ratio, total loans held for investment for the March 2013 and December 2012 periods exclude loans acquired from Highlands, which were initially recorded at fair value.

Our non-performing loans to total loans ratio at March 31, 2013, was 1.59%, compared to 1.61% at December 31, 2012, and 1.79% at March 31, 2012. Non-performing loans increased by $518,000 to $27.7 million at March 31, 2013, from $27.2 million at December 31, 2012. Of the $27.7 million, $6.3 million consisted of loans acquired from Highlands, including three commercial lines of credit totaling $2.8 million. Non-performing loans increased by $5.3 million from March 31, 2012, primarily due to the Highlands acquired loans referenced above. Net charge-offs totaled $292,000 for the first quarter of 2013, compared to $1.8 million for the fourth quarter of 2012 and $359,000 for the first quarter of 2012.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended March 31, 2013 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2013, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will also host an investor conference call to review these results on Thursday, April 25, 2013, at 2 p.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10024997. This replay, as well as the webcast, will be available until the Company's next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company's Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Dollars in thousands)
ASSETS	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$25,724	$34,227	$24,429	$30,407	$16,507
Short-term interest-bearing deposits in other financial institutions	26,783	34,469	36,301	39,571	28,000
Total cash and cash equivalents	52,507	68,696	60,730	69,978	44,507
Securities available for sale, at fair value	315,438	287,034	316,780	467,515	411,515
Securities held to maturity	329,993	360,554	396,437	430,368	465,957
Total securities	645,431	647,588	713,217	897,883	877,472
Loans held for sale [1]	757,472	1,060,720	1,014,445	925,637	734,408
Loans held for investment	1,745,737	1,690,769	1,651,639	1,600,556	1,256,113
Gross loans	2,503,209	2,751,489	2,666,084	2,526,193	1,990,521
Less: allowance for loan losses and deferred fees on loans held for investment	(18,282)	(17,565)	(19,719)	(18,822)	(17,627)
Net loans	2,484,927	2,733,924	2,646,365	2,507,371	1,972,894
FHLB and Federal Reserve Bank stock, at cost	31,607	45,025	43,383	45,241	32,924
Bank-owned life insurance	35,078	34,916	34,701	34,491	29,116
Premises and equipment, net	53,050	53,160	53,348	53,725	49,721
Goodwill	29,650	29,650	29,650	29,203	818
Other assets	41,386	50,099	54,639	54,964	33,660
Total assets	$3,373,636	$3,663,058	$3,636,033	$3,692,856	$3,041,112
LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$392,759	$357,800	$349,880	$342,228	$231,768
Interest-bearing demand	481,966	488,748	471,672	509,650	488,807
Savings and money market	888,874	880,924	897,515	885,550	762,089
Time	449,491	450,334	473,834	491,978	450,955
Total deposits	2,213,090	2,177,806	2,192,901	2,229,406	1,933,619
FHLB advances	564,221	892,208	852,168	875,102	632,512
Repurchase agreement and other borrowings	25,000	25,000	25,000	38,682	25,000
Accrued expenses and other liabilities	40,358	47,173	49,611	44,091	37,376
Total liabilities	2,842,669	3,142,187	3,119,680	3,187,281	2,628,507

Shareholders’ equity
Common stock	399	396	396	393	337
Additional paid-in capital	373,492	372,168	369,904	367,938	280,139
Retained earnings	172,386	164,328	161,887	153,722	149,585
Accumulated other comprehensive income, net	2,239	1,895	2,449	2,171	1,560
Unearned Employee Stock Ownership Plan (ESOP) shares	(17,549)	(17,916)	(18,283)	(18,649)	(19,016)
Total shareholders’ equity	530,967	520,871	516,353	505,575	412,605
Total liabilities and shareholders’ equity	$3,373,636	$3,663,058	$3,636,033	$3,692,856	$3,041,112
1 Loans held for sale for the June 2012 and March 2012 periods include loans originated by ViewPoint Mortgage.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					First Quarter 2013 Compared to:
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Fourth Quarter 2012		First Quarter 2012
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$30,378	$33,247	$32,739	$30,290	$24,320	$(2,869)	(8.6)%	$6,058	24.9%
Taxable securities	2,403	2,591	3,616	4,185	4,458	(188)	(7.3)	(2,055)	(46.1)
Nontaxable securities	474	472	473	473	473	2	0.4	1	0.2
Interest-bearing deposits in other financial institutions	31	31	29	38	19	—	—	12	63.2
FHLB and Federal Reserve Bank stock	133	140	151	141	106	(7)	(5.0)	27	25.5
	33,419	36,481	37,008	35,127	29,376	(3,062)	(8.4)	4,043	13.8
Interest expense
Deposits	2,432	2,321	2,656	3,247	3,229	111	4.8	(797)	(24.7)
FHLB advances	2,261	2,423	2,515	2,415	2,454	(162)	(6.7)	(193)	(7.9)
Repurchase agreement	201	205	217	251	203	(4)	(2.0)	(2)	(1.0)
Other borrowings	—	4	1	28	—	(4)	(100.0)	—	N/M
	4,894	4,953	5,389	5,941	5,886	(59)	(1.2)	(992)	(16.9)
Net interest income	28,525	31,528	31,619	29,186	23,490	(3,003)	(9.5)	5,035	21.4
Provision (credit) for loan losses	883	(17)	814	1,447	895	900	N/M	(12)	(1.3)
Net interest income after provision (credit) for loan losses	27,642	31,545	30,805	27,739	22,595	(3,903)	(12.4)	5,047	22.3
Non-interest income
Service charges and fees	4,291	5,562	4,885	4,827	4,238	(1,271)	(22.9)	53	1.3
Other charges and fees	212	142	144	165	128	70	49.3	84	65.6
Net gain on sale of mortgage loans	—	—	1,030	2,174	2,232	—	N/M	(2,232)	(100.0)
Bank-owned life insurance income	162	216	210	165	109	(54)	(25.0)	53	48.6
Gain (loss) on sale of available for sale securities	(177)	—	898	116	—	(177)	N/M	(177)	N/M
Gain (loss) on sale and disposition of assets	230	(241)	187	(56)	(81)	471	N/M	311	N/M
Impairment of goodwill	—	—	—	(818)	—	—	N/M	—	N/M
Other	1,141	815	465	1,940	104	326	40.0	1,037	997.1
	5,859	6,494	7,819	8,513	6,730	(635)	(9.8)	(871)	(12.9)
Non-interest expense
Salaries and employee benefits	12,915	13,200	12,685	14,110	11,724	(285)	(2.2)	1,191	10.2
Acquisition costs	—	—	242	3,741	144	—	N/M	(144)	(100.0)
Advertising	513	599	379	490	285	(86)	(14.4)	228	80.0
Occupancy and equipment	1,790	1,934	2,009	1,952	1,470	(144)	(7.4)	320	21.8
Outside professional services	684	568	578	691	483	116	20.4	201	41.6
Regulatory assessments	579	661	668	624	581	(82)	(12.4)	(2)	(0.3)
Data processing	1,518	1,717	1,530	1,617	1,245	(199)	(11.6)	273	21.9

Office operations	1,648	1,831	1,834	1,934	1,545	(183)	(10.0)	103	6.7
Other	1,226	1,195	1,285	1,164	975	31	2.6	251	25.7
	20,873	21,705	21,210	26,323	18,452	(832)	(3.8)	2,421	13.1
Income before income tax expense	12,628	16,334	17,414	9,929	10,873	(3,706)	(22.7)	1,755	16.1
Income tax expense	4,570	5,973	6,098	3,437	3,801	(1,403)	(23.5)	769	20.2
Net income	$8,058	$10,361	$11,316	$6,492	$7,072	$(2,303)	(22.2)%	986	13.9%

VIEWPOINT FINANCIAL GROUP, INC.
Selected Financial Highlights (unaudited)

	At Or For The Quarters Ended
	March	December	March
	2013	2012	2012
	(Dollars in thousands, except share and per share amounts)
SHARE DATA:
Basic earnings per common share	$0.21	$0.28	$0.22
Diluted earnings per common share	$0.21	$0.27	$0.22
Dividends declared per share [1]	$—	$0.20	$0.06
Total shareholders' equity	$530,967	$520,871	$412,605
Common shareholders' equity per share (book value per share)	$13.29	$13.15	$12.24
Tangible book value per share- Non-GAAP[2]	$12.51	$12.36	$12.21
Market value per share for the quarter:
High	$21.75	$21.80	$15.65
Low	$19.94	$19.30	$13.19
Close	$20.11	$20.94	$15.38
Shares outstanding at end of period	39,948,031	39,612,911	33,703,080
Weighted average common shares outstanding- basic	37,529,793	37,460,539	31,545,748
Weighted average common shares outstanding- diluted	37,681,402	37,592,618	31,666,355
KEY RATIOS:
Return on average common shareholders' equity	6.11%	7.96%	6.88%
Return on average assets	0.97	1.17	0.95
Efficiency ratio[3]	61.86	56.99	60.42
Estimated Tier 1 risk-based capital ratio[4]	19.56	21.67	25.22
Estimated total risk-based capital ratio[4]	20.29	22.47	26.33
Estimated Tier 1 leverage ratio[4]	15.16	13.97	13.79
Tangible equity to tangible assets- Non-GAAP[2]	14.95	13.48	13.53
Number of employees- full-time equivalent	566	557	577
1 The quarter ended December 2012 includes two dividend payments of $0.10 each, as the Company accelerated the payment of its first quarter 2013 dividend.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on assets, impairment of goodwill, amortization of intangible assets, gains (losses) from securities transactions and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. March 2013 ratios reflect a risk weighting change from 50% to 100% on our Warehouse Purchase Program loans.

VIEWPOINT FINANCIAL GROUP, INC.
Selected Loan Data (unaudited)

	Ending Balances at
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Loans:	(Dollars in thousands)
Loans held for sale [1]	$757,472	$1,060,720	$1,014,445	$925,637	$734,408
Commercial real estate	897,534	839,908	794,619	760,609	624,057
Commercial and industrial loans:
Commercial	271,605	245,799	226,391	180,706	51,244
Warehouse lines of credit	30,861	32,726	25,936	16,965	19,072
Total commercial and industrial loans	302,466	278,525	252,327	197,671	70,316
Consumer:
One- to four-family real estate	358,823	378,255	400,951	435,486	372,070
Home equity/home improvement	131,776	135,001	141,152	144,147	139,339
Other consumer loans	55,138	59,080	62,590	62,643	50,331
Total consumer	545,737	572,336	604,693	642,276	561,740
Gross loans held for investment	1,745,737	1,690,769	1,651,639	1,600,556	1,256,113
Gross loans	$2,503,209	$2,751,489	$2,666,084	$2,526,193	$1,990,521
Non-performing assets:
Commercial real estate	$12,696	$13,609	$16,572	$16,378	$15,774
Commercial and industrial	6,807	5,401	4,597	873	467
One- to four-family real estate	6,833	6,854	5,142	4,158	4,987
Home equity/home improvement	1,007	1,077	1,519	1,112	1,170
Other consumer loans	378	262	251	36	29
Total non-performing loans	27,721	27,203	28,081	22,557	22,427
Foreclosed assets	1,505	1,901	3,850	3,323	2,021
Total non-performing assets	$29,226	$29,104	$31,931	$25,880	$24,448
Total non-performing assets to total assets	0.87%	0.79%	0.88%	0.70%	0.80%
Total non-performing loans to total loans held for investment [2]	1.59%	1.61%	1.70%	1.41%	1.79%
Allowance for loan losses to non-performing loans [2]	67.25%	66.36%	70.63%	85.25%	80.36%
Allowance for loan losses to total loans held for investment [2]	1.07%	1.07%	1.20%	1.20%	1.43%
Allowance for loan losses to total loans held for investment excluding acquired loans [3]	1.19%	1.23%	1.41%	1.47%	1.43%
Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$3,372	$3,384	$3,087	$3,087	$3,087
Commercial and industrial	202	207	213	20	21
One- to four-family real estate	915	509	682	498	374
Home equity/home improvement	48	49	106	45	106
Other consumer loans	62	67	88	107	121
Total performing TDRs	$4,599	$4,216	$4,176	$3,757	$3,709
Non-performing TDRs:[4]
Commercial real estate	$11,786	$11,218	$8,849	$8,952	$9,063
Commercial and industrial	71	102	105	281	287

One- to four-family real estate	1,757	1,951	1,709	1,103	1,093
Home equity/home improvement	261	284	234	75	77
Other consumer loans	261	205	88	—	13
Total non-performing TDRs	$14,136	$13,760	$10,985	$10,411	$10,533
Allowance for loan losses:
Balance at beginning of period	$18,051	$19,835	$19,229	$18,023	$17,487
Provision expense (credit)	883	(17)	814	1,447	895
Charge-offs	(476)	(1,936)	(412)	(358)	(496)
Recoveries	184	169	204	117	137
Balance at end of period	$18,642	$18,051	$19,835	$19,229	$18,023
Net charge-offs (recoveries)
Commercial real estate	$87	$185	$2	$—	$—
Commercial and industrial	172	893	(31)	10	192
One- to four-family real estate	23	324	15	57	77
Home equity/home improvement	—	113	79	63	—
Other consumer loans	10	252	143	111	90
Total net charge-offs	$292	$1,767	$208	$241	$359

[1] Loans held for sale for the June 2012 and March 2012 periods include loans originated by ViewPoint Mortgage.
[2] Beginning June 30, 2012, all quarters reflect the impact of loans acquired in the Highlands acquisition, which were initially recorded at fair value, with no allocated allowance for loan losses.
[3] For this ratio, total loans held for investment for all quarters beginning June 2012 exclude loans acquired from Highlands, which were initially recorded at fair value.
[4] Non-performing TDRs are included in the non-performing assets above.

VIEWPOINT FINANCIAL GROUP, INC.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Loans:	(Dollars in thousands)
Commercial real estate	$839,155	$805,362	$762,521	$724,775	$582,710
Commercial and industrial loans:
Commercial	257,510	251,447	183,870	169,567	53,654
Warehouse lines of credit	26,037	26,072	22,639	16,013	15,865
One- to four-family real estate	371,674	386,424	407,216	430,696	371,257
Home equity/home improvement	133,291	137,789	143,125	145,095	140,754
Other consumer loans	57,164	60,435	63,142	62,192	50,635
Loans held for sale [1]	738,234	908,603	886,743	681,095	661,688
Less: deferred fees and allowance for loan loss	(17,240)	(19,326)	(19,113)	(17,803)	(16,812)
Loans receivable	2,405,825	2,556,806	2,450,143	2,211,630	1,859,751
Securities	674,109	734,598	914,818	976,611	950,906
Overnight deposits	54,096	50,556	49,740	33,241	33,809
Total interest-earning assets	$3,134,030	$3,341,960	$3,414,701	$3,221,482	$2,844,466
Deposits:
Interest-bearing demand	$465,385	$463,465	$474,342	$505,569	$473,687
Savings and money market	877,690	888,410	894,916	892,844	759,590
Time	450,071	469,772	476,666	529,928	472,097
FHLB advances and other borrowings	590,238	770,627	863,949	626,055	610,255
Total interest-bearing liabilities	$2,383,384	$2,592,274	$2,709,873	$2,554,396	$2,315,629

Total assets	$3,322,899	$3,529,665	$3,607,101	$3,427,807	$2,975,818
Non-interest-bearing demand deposits	367,217	358,707	338,074	316,237	213,220
Total deposits	2,160,363	2,180,354	2,183,998	2,244,578	1,918,594
Total shareholders' equity	527,958	520,684	513,431	504,596	411,049

Yields/Rates:
Commercial real estate	5.88%	6.17%	6.44%	6.41%	6.22%
Commercial and industrial loans:
Commercial	4.72%	5.24%	5.98%	6.08%	5.80%
Warehouse lines of credit	3.63%	3.71%	3.82%	3.31%	3.29%
One- to four-family real estate	5.24%	5.42%	5.40%	5.53%	5.08%
Home equity/home improvement	5.47%	5.63%	5.41%	5.58%	5.56%
Other consumer loans	5.84%	6.00%	6.03%	6.43%	6.13%
Loans held for sale [1]	3.92%	4.05%	4.11%	4.10%	4.18%
Loans receivable	5.05%	5.20%	5.34%	5.48%	5.23%
Securities	1.79%	1.74%	1.85%	1.97%	2.12%
Overnight deposits	0.23%	0.25%	0.23%	0.46%	0.22%
Total interest-earning assets	4.27%	4.37%	4.34%	4.36%	4.13%
Deposits:

Interest-bearing demand	0.40%	0.43%	0.61%	0.84%	0.94%
Savings and money market	0.27%	0.27%	0.27%	0.29%	0.26%
Time	1.22%	1.03%	1.11%	1.17%	1.39%
FHLB advances and other borrowings	1.67%	1.37%	1.27%	1.72%	1.74%
Total interest-bearing liabilities	0.82%	0.76%	0.80%	0.93%	1.02%
Net interest spread	3.45%	3.61%	3.54%	3.43%	3.11%
Net interest margin	3.64%	3.77%	3.70%	3.62%	3.30%
Cost of deposits (including non-interest-bearing demand)	0.45%	0.43%	0.49%	0.58%	0.67%
1 Loans held for sale for the June 2012 and March 2012 periods include loans originated by ViewPoint Mortgage.

VIEWPOINT FINANCIAL GROUP, INC.
Supplemental Information- Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Calculation of Tangible Book Value per Share:	(Dollars in thousands, except share and per share amounts)
Total shareholders' equity	$530,967	$520,871	$516,353	$505,575	$412,605
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,203)	(818)
Identifiable intangible assets, net	(1,541)	(1,653)	(1,793)	(1,949)	(371)
Total tangible shareholders' equity	$499,776	$489,568	$484,910	$474,423	$411,416

Shares outstanding at end of period	39,948,031	39,612,911	39,579,667	39,344,167	33,703,080

Book value per share- GAAP	$13.29	$13.15	$13.05	$12.85	$12.24
Tangible book value per share- Non-GAAP	$12.51	$12.36	$12.25	$12.06	$12.21

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,373,636	$3,663,058	$3,636,033	$3,692,856	$3,041,112
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,203)	(818)
Identifiable intangible assets, net	(1,541)	(1,653)	(1,793)	(1,949)	(371)
Total tangible assets	$3,342,445	$3,631,755	$3,604,590	$3,661,704	$3,039,923

Equity to assets- GAAP	15.74%	14.22%	14.20%	13.69%	13.57%
Tangible common equity to tangible assets- Non-GAAP	14.95%	13.48%	13.45%	12.96%	13.53%